Exhibit 8.1

June 26, 2014

Assured Guaranty Ltd.	DIRECT LINE:	441-299 4982
30 Woodbourne Avenue	E-MAIL:	mary.ward@conyersdill.com
Hamilton HM 08	OUR REF:	Corpdoc 8157594/328554
Bermuda	YOUR REF:

Dear Sirs:

Assured Guaranty Ltd. (the “Company”)

We have acted as special legal counsel in Bermuda to the Company in connection with a registration statement on form S-3 to be filed with the U.S. Securities and Exchange Commission (the “Commission”) on June 26, 2014 (the “Registration Statement”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) relating to the registration under the U.S. Securities Act of 1933, as amended, (the “Securities Act”) of an amount of common shares, par value US$0.01 each (the “Shares”) being offered for sale by certain selling shareholders of the Company (the “Selling Shareholders”) and which will subsequently be determined upon the filing of a prospectus supplement.

For the purposes of giving this opinion, we have examined a copy of the Registration Statement. We have also reviewed the memorandum of association and the bye-laws of the Company, each certified by the Assistant Secretary of the Company on June 26, 2014, extracts from minutes of a meeting of the board of directors of the Company dated May 7, 2014 certified by the Secretary of the Company on June 16, 2014 (the “Resolutions”) and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention, (c) the accuracy and completeness of all factual representations made in the Registration Statement and other documents reviewed by us, (d) that the Resolutions remain in full force and effect and have not been, and will not be, rescinded or amended, (e) that there is no provision of the law of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinions expressed herein.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda.  This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda.  This opinion is issued solely for the purpose of the filing of the Registration Statement and the sale of the Shares by the Selling Shareholders and is not to be relied upon in respect of any other matter.

On the basis of and subject to the foregoing, we are of the opinion that the statements under the caption “Material Tax Considerations — Taxation of AGL and Subsidiaries — Bermuda” and “Material Tax Considerations — Taxation of Shareholders — Bermuda Taxation” in the prospectus forming part of the Registration Statement, to the extent that they constitute statements of Bermuda law, are accurate in all material respects and that such statements constitute our opinion.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the captions “Legal Matters” and “Enforceability of Civil Liabilities under United States Federal Securities Laws and Other Matters” in the prospectus forming part of the Registration Statement.  In giving this consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully

/s/ Conyers Dill & Pearman Limited

CONYERS DILL & PEARMAN LIMITED